COMPUTATION OF EARNINGS PER SHARE                                  EXHIBIT 11.1

REGAL CINEMAS, INC.

(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                               YEARS ENDED
                                                --------------------------------------------------------------------
                                                DECEMBER 30,   DECEMBER 29,    DECEMBER 28,   MARCH 30,   MARCH 28,
                                                   1993           1994            1995         1995        1996
                                                   ----           ----            ----         ----        ----
                                                                                                 (UNAUDITED)

PRIMARY:
Weighted average number of common
       shares outstanding                             12,849         17,061          18,393      18,156      18,464

Net effect of dilutive stock options and
       warrants based on the treasury stock
       method using average market price                 411            711             589         757         810
                                                ------------    -----------    ------------  ----------   ---------

Weighted average number of common
       and common equivalent shares
       outstanding                                    13,260         17,772          18,982      18,913      19,274
                                                ============    ===========    ============  ==========   =========

Net income                                      $      7,245    $     8,528    $     18,103  $    2,469   $   4,795

Less common and preferred dividends                      739            380             433          49         161
                                                ------------    -----------    ------------  ----------   ---------

Net income applicable to common
       shares                                   $      6,506    $     8,148    $     17,670  $    2,420   $   4,634
                                                ============    ===========    ============  ==========   =========

Net income per common share, as
       reported:                                $        .49    $       .46    $       .93   $      .13   $     .24
                                                ============    ===========    ===========   ==========   =========

FULLY DILUTED:
Weighted average number of common
       shares outstanding                             12,849         17,061         18,393      18,156      18,464

Net effect of dilutive stock options and
       warrants based on the treasury stock
       method using ending market price                  524            826            703         757         878

Weighted average number of common
       equivalent shares outstanding
       associated with convertible
       preferred stock                                 1,887        -             -            -            -
                                                ------------    -----------    ----------    ---------    --------

                                                      15,260         17,887        19,096       18,913      19,342
                                                ============    ===========   ===========    =========    ========

Net income                                      $      7,245    $     8,528    $   18,103    $   2,469    $  4,795
Less common and preferred dividends
       related to nonconvertible securities              359            380           433           49         161
                                                ------------    -----------    ----------    ---------    --------

Net income applicable to common shares          $      6,886    $     8,148    $   17,670    $   2,420    $  4,634
                                                ============    ===========    ==========    =========    ========

Net income per common share assuming
       full dilution, as reported               $        .45    $       .46    $      .93    $     .13    $    .24
                                                ============    ===========    ==========    =========    ========
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